Exhibit 99.2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Drone Aviation Holding Corp.:

You are cordially invited to the annual meeting of shareholders of Drone Aviation Holding Corp., a Nevada corporation (“Drone Aviation”), to be held at the law offices of Holland & Knight, 50 North Laura Street, Suite 3900, Jacksonville FL 32202 on Tuesday, December 6, 2016, at 9:00 AM local time to consider and vote on the following matters:

1.	The election of five directors to the Company’s Board to serve until the Company’s annual meeting following the end of fiscal year 2016 or until their successors are elected and qualified;

2.	To approve the 2015 Equity Incentive Plan (the “2015 Plan”) and an amendment to the plan to: (i) increase the number of shares of our common stock which may be granted under the plan from 250,000 to 883,000 and (ii) reduce the automatic increase in the Share Limit provided for in Section 7.1(b) of the 2015 Plan from 20% to 10% with such amount rounded down to the nearest 1,000 shares;

3.	To ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm; and

4.	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

Our Board of Directors unanimously recommends a vote FOR Items 1, 2, 3 and 4 described above.

Our Board of Directors has fixed October 17, 2016, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The proxy statement and accompanying proxy card will first be sent to shareholders beginning October 17, 2016.

It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by mail or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares over the Internet. To vote over the Internet, follow the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

The Notice of Annual Meeting, Proxy Statement, the proxy card and Year End Report for the year ended December 31, 2015 are available at www.equitystock.com.

For ten days before the date of the Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at Drone Aviation’s executive offices at 11651 Central Parkway, #118, Jacksonville, FL 32224.

By Order of the Board of Directors,

Jay H. Nussbaum

Chief Executive Officer and

Chairman of the Board

Dated: October 17, 2016

11651 Central Parkway, #118, Jacksonville, FL 32224

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following section provides answers to frequently asked questions about the annual meeting of stockholders. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections below. You should carefully read this entire proxy statement, including each of the annexes.

Why did I Receive in the Mail a Notice of Internet Availability of Proxy Materials this Year instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

Why did I Receive a Full Set of Proxy Materials in the Mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to our beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

You can choose to receive future proxy materials electronically by sending an electronic mail message to proxy@equitystock.com or call 855-557-4647. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise.

The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to both our beneficial owners and stockholders of record.

Q: How does Drone Aviation's board of directors recommend that Drone Aviation's stockholders vote?

A: After careful consideration, Drone Aviation's board of directors unanimously recommends that Drone Aviation's stockholders vote:

●	FOR Proposal 1 to elect five directors to Drone Aviation’s Board of Directors to serve until Drone Aviation’s annual meeting following the end of fiscal year 2016 or until their successors are elected and qualified;

●	FOR Proposal 2 to approve the 2015 Plan and the Planc Amendments to: (i) increase the number of shares of our common stock which may be granted under the plan from 250,000 to 883,000 and (ii) reduce the automatic increase in the Share Limit provided for in Section 7.1(b) of the 2015 Plan from 20% to 10% with such amount rounded down to the nearest 1,000 shares;

●	FOR Proposal 3 to ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as Drone Aviation’s independent registered public accounting firm; and

●	FOR Proposal 4 to consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

Q: May I vote in person?

A: If you are a stockholder of Drone Aviation and your shares of Drone Aviation's common stock are registered directly in your name with the transfer agent, with respect to those shares you are the stockholder of record, and a notice which indicates how our shareholders may access their proxy materials and proxy card are being sent directly to you by Drone Aviation. If you are a Drone Aviation stockholder of record, you may attend the annual meeting to be held on December 6, 2016 and vote your shares in person, rather than signing and returning your proxy or voting on the internet.

If your shares of Drone Aviation's common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the annual meeting.

Q: If my Drone Aviation shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not be able to vote your shares of Drone Aviation's common stock without specific instructions from you for Proposal 1 (the election of directors) or Proposal 2 (the plan adoption and plan amendment) or Proposal 4 (other business). Your broker or other nominee may exercise their discretionary voting power with respect to Proposal 3 (the ratification of the appointment of MaloneBailey as our independent registered public accounting firm) which is considered a routine matter. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Broker non-votes occur when a beneficial owner of shares held by a broker or other nominee does not give instructions as to how to vote on matters deemed "non-routine." If you are the beneficial owner of the shares you are generally entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can only vote the shares with respect to matters that are considered to be "routine." Your broker will not be able to vote your shares of Drone Aviation's common stock without specific instructions from you for any of Proposal 1, Proposal 2, or Proposal 4. For your shares to be voted, you must instruct your broker to vote your shares by following the procedure provided by your broker.

Q: May I change my vote after I have submitted a proxy or provided proxy instructions?

A: Any Drone Aviation stockholder of record voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of Drone Aviation, by providing a duly executed proxy card bearing a later date than the proxy being revoked or by attending the annual meeting and voting in person. Attendance at the annual meeting, without more, will not revoke a proxy. If a stockholder of Drone Aviation has instructed a broker to vote its shares of Drone Aviation's common stock that are held in "street name," the stockholder must follow directions received from its broker to change those instructions.

Q: Who is soliciting my proxy?

A: Drone Aviation’s directors and management are soliciting your proxy. The Drone Aviation board of directors recommends a vote in favor of all four proposals that will be presented at the annual meeting. The interests of the directors may be different from your interests as a shareholder.

Q: Who is entitled to vote at the annual meeting?

A: The holders of Drone Aviation common stock and Series A Preferred stock are entitled to vote at the meeting. As of the record date there were 8,807,220 shares of common stock and 100,100 shares of our Series A Preferred Stock outstanding. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to two and one-half votes per share (the “Voting Shares”).

Q: What do I need to do now?

A: You are urged to read this proxy statement carefully, including each of the annexes, and to consider how the redomestication affects you. If your shares are registered directly in your name, you may complete, date and sign the enclosed proxy card and mail return it in the enclosed postage-paid envelope. Alternatively, you can deliver your completed proxy card in person or vote by completing a ballot in person at the annual meeting. If your shares are held in street name by your broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares following instructions that are provided to you.

Q: What happens if I do not return a proxy card or otherwise provide proxy instructions?

A: The failure to vote on the internet, return your proxy card or otherwise provide proxy instructions will have the same effect as voting against Proposal 1, Proposal 2 and Proposal 3. If your shares are held in street name, the failure to give instructions as to how to vote your shares on Proposal 3 may have the same effect as voting for Proposal 3 if your broker elects to exercise its discretionary authority to vote those shares.

Q: Who is paying for this proxy solicitation?

A: Drone Aviation will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to Drone Aviation's stockholders. Arrangements will also be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of Drone Aviation's common stock for the forwarding of solicitation materials to the beneficial owners of Drone Aviation's common stock. Drone Aviation will reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Q: Who can provide me with additional information and help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the redomestication and the other proposals being considered at the annual meeting, including the procedures for voting your shares, please call 1-855-557-4647or by email at: proxy@equitystock.com Please include the control ID in the subject line.

Do I Have Dissenters’ Rights of Appraisal?

You do not have appraisal rights under Nevada law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

FORWARD LOOKING STATEMENTS

This proxy statement includes forward-looking statements. For this purpose, any statements in this proxy statement, other than statements of historical fact, including statements regarding the proposed redomestication and the expected timetable for completing the transaction; future financial and operating results, including future products; benefits of the transaction; future opportunities of Drone Aviation, the combined company; the plans for product development programs; and the strategy, plans and objectives of management of Drone Aviation, may be forward-looking statements. In this proxy statement, words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "target," "will," "would" or other words that convey uncertainty of future events or outcomes are used to identify these forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors, including risks relating to: the ability to consummate the proposed redomestication. If one or more risk factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, any forward-looking statements in this proxy statement represent Drone Aviation's views only as of the date of this proxy statement and should not be relied upon as representing Drone Aviation's views as of any subsequent date. Drone Aviation anticipates that subsequent events and developments will cause its views to change. However, while Drone Aviation may elect to update these forward-looking statements publicly at some point in the future, Drone Aviation specifically disclaims any obligation to provide updates, except as may be required by law, whether as a result of new information, future events or otherwise.

INFORMATION ABOUT THE ANNUAL MEETING

Time, Place & Purpose of the Annual meeting

Our annual meeting of shareholders will be held on December 6, 2016 at 9:00 AM (local time) at the law offices of Holland & Knight, 50 North Laura Street, Suite 3900, Jacksonville FL 32202, unless postponed or adjourned to a later date.

The purpose of the annual meeting is for our shareholders to consider and vote on four proposals:

1.	The election of four directors to the Company’s Board to serve until the Company’s annual meeting following the end of fiscal year 2016 or until their successors are elected and qualified;

2.	To approve the 2015 Equity Incentive Plan (the “2015 Plan”) and an amendment to the plan to: (i) increase the number of shares of our common stock which may be granted under the plan from 250,000 to 883,000 and (ii) reduce the automatic increase in the Share Limit provided for in Section 7.1(b) of the 2015 Plan from 20% to 10% with such amount rounded down to the nearest 1,000 shares;

3.	To ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm; and

4.	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

Our board of directors unanimously recommends a vote FOR each of the four proposals that will be presented at the meeting.

Record Date and quorum

The board has fixed October 17, 2016 as the “record date” for determining shareholders that will be entitled to notice of and to vote at the annual meeting. Only shareholders of record as of the record date will be entitled to notice of the meeting and to vote at the meeting.

The required quorum for the annual meeting is a majority of the Voting Shares issued and outstanding on the record date. If a quorum is not present when the meeting is called to order on the day and time stated above, the shareholders will be asked to vote to adjourn the meeting in order to enable us to have more shareholders in attendance, either in person or by proxy. Those who are present at the time of the meeting, though less than a quorum to transact other business, are sufficient to have a vote on adjournment of the meeting to a later date.

Attendance

Shareholders may attend the annual meeting either in person or by proxy. Whether or not you plan to attend the annual meeting, PLEASE vote your shares by internet or complete, sign, date and return the proxy card included with this proxy statement. An addressed, postage prepaid envelope is included for your convenience.

If your shares of Drone Aviation's common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you together with a voting instruction card. Beneficial owners may also attend the annual meeting. Since a beneficial owner is not the stockholder of record, a beneficial owner may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the annual meeting. If you do not attend, or you don’t obtain a proxy from your broker, your shares will NOT be voted.

Your broker will not be able to vote your shares of Drone Aviation's common stock without specific instructions from you for Proposal 1 (the election of directors) or Proposal 2 (the adoption of the 2015 Plan and its amendment) or Proposal 4 (other business). Your broker or other nominee may exercise their discretionary voting power with respect to the ratification of the appointment of MaloneBailey as our independent registered public accounting firm which is considered a routine matter. You should instruct your broker to vote your shares, following the procedure provided by your broker.

For entry to the annual meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Vote Required

To approve the election of directors, the five people receiving the highest number of (or plurality) “FOR” votes at the annual meeting will be elected. For the election of directors in Proposal 1 you may vote FOR or WITHHOLD. Votes to withhold will not be counted as votes cast in favor of the election of a director in Proposal 1, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the annual meeting, or if you vote to withhold, it will have the same effect as a vote “AGAINST” the election of a director in Proposal 1.

To approve Proposal 2, the adoption of the 2015 Plan and the Plan Amendment, requires the affirmative vote of the holders of a majority of the Voting Shares present in person or represented by proxy and entitled to vote. For Proposal 2 you may vote FOR, AGAINST or ABSTAIN. Votes to abstain will not be counted as votes cast in favor of Proposal 2, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the annual meeting, or if you vote to abstain, it will have the same effect as a vote “AGAINST” Proposal 2.

The vote on Proposal 3, ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm. If not ratified, the board of directors will reconsider the selection, although the board of directors will not be required to select a different independent auditor for our company. If you fail to submit a proxy or to vote in person at the annual meeting, or if you vote to abstain, it will have the same effect as a vote “AGAINST” Proposal 3 and the ratification of MaloneBailey, LLP.

To approve Proposal 4 to consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof requires the affirmative vote of the holders of a majority of the Voting Shares present in person or represented by proxy and entitled to vote. If you fail to submit a proxy or to vote in person at the annual meeting, or if you vote to abstain, your absence will not affect the vote. If your shares are held in street name, and are present at the meeting but you have not provided voting instructions, it will have the same effect as a vote “AGAINST” Proposal 4 and the adjournment.

If your shares of Drone Aviation common stock are registered directly in your name with the transfer agent of Drone Aviation, Equity Stock Transfer, you are considered, with respect to those shares of Drone Aviation common stock, the shareholder of record. If you are a shareholder of record, this proxy statement and the enclosed proxy card have been sent directly to you by Drone Aviation. To vote, please complete and return the proxy card. Even if you are planning to attend the meeting, to be sure your shares are voted, PLEASE return the proxy card.

If your shares of Drone Aviation common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Drone Aviation common stock held in “street name”. If you are a beneficial owner of our shares, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Without instructions from you, your bank, brokerage firm or other nominee can NOT vote your shares for Proposal 1, Proposal 2, or on Proposal 4. If you do not give instructions, your shares will be broker non-votes and it will have the same effect as a vote “AGAINST” each of these proposals. If you do not want to be treated as voting against these proposals, you must instruct your bank, brokerage firm or other nominee to vote your shares FOR each of the proposals.

PLEASE take action to vote your shares at the annual meeting. Our board recommends a vote FOR each of the four proposals being presented at the meeting.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF DRONE AVIATION COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE OVER THE INTERNET. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Adjournments and Postponements

Although it is not currently expected, the annual meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to approve any of the proposals or if a quorum is not present at the annual meeting. An adjournment generally may be made with the affirmative vote of the holders of a majority of the Voting Shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date the number of and percent of the Company's common stock beneficially owned by:

●	all directors,

●	our executive officers,

●	our directors and executive officers as a group, and

●	persons or groups known by us to own beneficially 5% or more of our Common Stock or our Preferred Stock having voting rights:

The business address of each of the beneficial owners listed below is c/o Drone Aviation Holding Corp. 11651 Central Parkway #118, Jacksonville FL 32224.

	Title of Class	Number of Shares Beneficially Owned (1)		Percentage of Class (2)
Dr. Phillip Frost (5% shareholder)	Common Stock	1,950,834	(3)	20.4%

Jay H. Nussbaum	Common Stock	2,143,433	(4)	22.3%

Kevin Hess	Common Stock	140,000	(5)	1.5%

Felicia Hess	Common Stock	1,269,833	(6)	13.9%

Daniyel Erdberg	Common Stock	938,833	(7)	10.3%

Wayne Jackson	n/a	0		*

Michael Haas	n/a	0		*

Kendall Carpenter	Common Stock	157,333	(8)	1.7%

Michael T. Flynn	Common Stock	125,000	(9)	1.4%

Executive Officers and Directors as a Group (8 persons)	Common Stock	3,939,433		48.3%

* Denotes less than 1%

(1)	This column represents the total number of votes each named stockholder is entitled to vote upon matters presented to the shareholders for a vote.
(2)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on the record date. On the record date there were 8,807,220 shares of our common stock outstanding and 100,100 shares of Series A Preferred Stock outstanding that were entitled to 250,250 votes. To calculate a stockholder's percentage of beneficial ownership, we include in the numerator and denominator the common stock and two and one-half times the number of Series A Preferred outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of the record date. Common stock options, warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person's name.

(3)	Represents 1,450,834 shares of common stock and 500,000 shares underlying convertible notes payable.

(4)	Represents 1,593,433 shares of common stock, 500,000 shares underlying convertible notes payable and 50,000 shares underlying vested options with a strike price of $5.00 which expire December 10, 2018.

(5)	Represents 50,000 shares of common stock and shares underlying 90,000 vested options with a strike price of $5.00 - $6.00 which expire between May and December 2018. Mr. Hess disclaims beneficial ownership of 1,269,833 shares owned by his wife Felicia Hess.

(6)	Represents 1,189,833 shares of common stock and 80,000 shares underlying vested options with a strike price of $5.00 - $6.00 which expire between May and December 2018. Ms. Hess disclaims beneficial ownership of 140,000 shares owned by her husband Kevin Hess.

(7)	Represents 853,833 shares of common stock and 85,000 shares underlying vested options with a strike price of $5.00 - $6.00 which expire between May and December 2018.

(8)	Represents 127,333 shares of common stock and 30,000 vested options with a strike price of $5.00 - $6.00 which expire between May and December 2018.

(9)	Represents 125,000 shares of common stock.

MANAGEMENT AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the members of our executive officers and the positions held by each. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Title
Jay H. Nussbaum	72	Chief Executive Officer and Chairman of the Board of Directors
Kevin Hess	50	Chief Technology Officer and Director
Felicia Hess	48	Chief Operating Officer
Daniyel Erdberg	38	President
Kendall Carpenter	60	Chief Financial Officer Executive Vice President, Secretary and Treasurer

Executive Biographies (excludes directors appearing below):

Felicia Hess, 48, was appointed our Chief Executive Officer and one of our directors upon the closing of the Share Exchange on June 3, 2014. She resigned those positions on October 2, 2015 and was appointed Chief Operating Officer that same day. Ms. Hess served as a director of World Surveillance Group Inc. (“WSGI”), a developer of lighter-than-air aerostats and unmanned aerial systems, from March 2013 through May 2014. In addition, Ms. Hess was the President and a Director of Lighter Than Air Systems Corp., a wholly owned subsidiary of World Surveillance Group Inc. (“WSGI”), specializing in advanced custom designed intelligence, reconnaissance and surveillance (“ISR”) solutions from March 2013 to May 2014 when Drone acquired LTAS and Ms. Hess remained the President of LTAS following such acquisition. Ms. Hess was the President of LTAS since its inception in September 2009. From 2007-2009, Ms. Hess served as Director of Marketing and Business Development for Aerial Products Corp., an aerial surveillance solutions provider. Prior to that Ms. Hess served as Vice President in financial services marketing and membership services at Cendant Corp., where she integrated financial software to further web site development and customer acquisition for some of the nation’s largest financial institutions.

Daniyel Erdberg, 38, was appointed our Chief Operating Officer upon the closing of the Share Exchange on June 3, 2014. He resigned that position on October 2, 2015 and was appointed President that same day. Mr. Erdberg served as Director of Business Development at WSGI, a developer of lighter-than-air aerostats and unmanned aerial systems, from 2010 through May 2014 where he worked with LTAS, a wholly owned subsidiary of WSGI, specializing in advanced custom designed IRS solutions. Mr. Erdberg successfully worked with LTAS's aerial surveillance solutions for various government and commercial customers. Over the past 13 years, Mr. Erdberg has been involved in operations of companies involved in various sectors of technology including software development, telecommunications, wireless networking and unmanned aerial systems. Mr. Erdberg graduated from Florida International University with a Bachelors of Administration in International Business.

Kendall W. Carpenter, CPA, CGMA, CMA, 60, joined MacroSolve in 2006 as Controller. She was promoted to Executive Vice President and Chief Financial Officer in 2008 and transitioned to Drone Aviation in 2014. Ms. Carpenter is also the Corporate Secretary and Treasurer. Ms. Carpenter’s previous experience includes Division Controller with Allied Waste Industries (AW), over 10 years’ experience as top financial officer of an enterprise software company with an international customer base and over 8 years’ public accounting experience. Ms. Carpenter graduated with a Bachelor of Science degree in Accounting from Oklahoma State University and has earned the professional designations of Certified Public Accountant, Chartered Global Management Accountant and Certified Management Accountant.

Family Relationships

Our Chief Technology Officer, Kevin Hess, is married to Felicia Hess, who is employed as our Chief Operating Officer.

Board Committees

Effective January 28, 2015, we have two board committees, the audit and compensation committees. The board as a whole carries out the functions of the nominating committee, and such “independent director” determination has been made pursuant to the committee independence standards.

Audit Committee

The Board of Directors has adopted a written charter for the Audit Committee. Our Audit Committee is responsible for (1) the integrity of our financial reporting process, systems of internal controls and financial statements and reports; (2) the compliance by us with legal and regulatory requirements; (3) the appointment, compensation and oversight of our independent auditor for the purpose of preparing or issuing an audit report or related work. The Audit Committee is comprised of Chairman Mike Haas, Jay H. Nussbaum and General Wayne Jackson. Mr. Haas is our audit committee financial expert.

Compensation Committee

Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. Our Compensation Committee has responsibility for assisting the Board of Directors in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers. The Compensation Committee is comprised of Chairman Wayne Jackson, Jay H. Nussbaum and Michael Haas.

Board Leadership Structure and Role in Risk Oversight

Since the consummation of the share exchange in June 2014, we have separated the roles of Chairman of the Board and Chief Executive Officer. Although the separation of roles has been appropriate for us during that time period, in the view of the Board of Directors, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company, our Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Compensation

The following table sets forth director compensation for the fiscal year ended December 31, 2015 (excluding compensation to the Company’s executive officers set forth in the summary compensation table above) paid by the Company.

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Total ($)
Michael Haas	$31,500	$0	$0	$31,500
Wayne Jackson (1)	$14,000	$0	$0	$14,000
Jay H. Nussbaum (2)	$28,000	$1,836,500	$141,104	$2,005,604

Total:	$73,500	$1,836,500	$141,104	$2,051,104

(1)	General Jackson was appointed on June 3, 2014.

(2)	Mr. Nussbaum was appointed as a director on June 1, 2015 and as our Chief Executive Officer on April 27, 2016. Mr. Nussbaum signed a twenty-four month Director Agreement in June 2015 and received 50,000 shares of common stock (on a post-reverse split basis) subject to 24 months vesting with prorated forfeiture for early termination. The shares were valued at $10.80 per share on the date of grant. The Company has recognized $157,500 in costs during 2015 associated with this grant. For services in 2015, Mr. Nussbaum received 250,000 shares of common stock (on a post-reverse split basis) subject to performance-based vesting which occurred on February 4, 2016. The shares were valued at $6.72 per share, or $1,679,000, on the date of grant. For services in 2015, Mr. Nussbaum received a fully-vested option under the 2015 Stock Option Plan to acquire 50,000 shares of common stock at a strike price of $5.00 valued at $109,038. This option expires December, 2018.

On April 27, 2016, Lt. General Michael T. Flynn (Retired) was appointed as an independent director and Vice Chairman of the Board for a two-year term. We agreed to pay Lt. General Flynn $36,000 per year, payable in monthly installments and issued 100,000 shares of our restricted common stock with monthly vesting provisions for twenty-four month’s services pursuant to a director agreement. Lt. General Flynn can earn a pro rata portion of the shares over such twenty-four month vesting period so long as he is a member of the advisory board and the board of directors. Lt. General Flynn was also appointed to the Audit Committee, Compensation/Nominating Committee and Strategic Advisory Committee. Lt. General Flynn is entitled to reimbursement of all expenses incurred in connection with the performance of his duties and directors’ and officers’ insurance coverage.

ELECTION OF DIRECTORS – PROPOSAL 1

Directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the Proxy for the election of the seven nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a Board of Directors requires a plurality of the votes cast at the Annual Meeting.

The current Board of Directors consists of Jay H. Nussbaum, Kevin Hess, Wayne Jackson and Michael Haas. The Board of Directors has determined that a majority of its members, being Wayne Jackson, Michael Haas and Lt. Gen. Flynn (Ret.), are independent directors within the meaning of the applicable NASDAQ rules.

The following table sets forth the director nominees. It also provides certain information about the nominees as of the record date.

Nominees for Election to Board of Directors

		Director
Name	Age	Since
Jay H. Nussbaum	72	2015
Kevin Hess	50	2015
General Wayne Jackson (Ret.)	86	2014
Michael Haas	30	2014
Lt. General Michael Flynn (Ret.)	58	2016

Jay H. Nussbaum, 72, joined our Board of Directors on June 1, 2015 and was appointed as our Chief Executive Officer on April 27, 2016. He has extensive executive experience and expertise in government and commercial sales and management. Mr. Nussbaum is the Founder of Agilex Technologies, Inc. and served as its Vice Chairman and Chief Operating Officer from 2006 to March 2015, when it was acquired by Accenture Federal Services, a provider of mission and technology solutions to the national security, healthcare and public sectors of the U.S. government. He previously served as Executive Vice President of Oracle Service Industries (“Oracle”), under Oracle's Chairman and CEO Larry Ellison, where he oversaw Government, Education, Health, Communications, Utilities and Financial Services operations. He also served as Global Head of Sales, Marketing and Business Development for Citigroup Global Transaction Services, and as President of Integrated Systems Operation at Xerox Corp. Mr. Nussbaum has been a Director of Grand Slam Acquisition Corp. since October 24, 2007, an Independent Director of Victory Acquisition Corp. since January 12, 2007 and a Director at Agilex Technologies, Inc. since 2006. Mr. Nussbaum’s government and commercial sales and management experience qualifies him to serve on the board of directors.

Kevin Hess, 50, served as our Chief Executive Officer from October 2, 2015 until April 27, 2016 when he was appointed the Chief Technology Officer. Mr. Hess was appointed as one of our directors on October 2, 2015. Mr. Hess has 20 years of technology experience comprising electronic systems design for DoD programs, image processing and analytics for companies such as Hughes, Kodak and Dainippon. Mr. Hess has been integrally involved with Lighter Than Air Systems Corp. as an engineer and consultant since its founding in 2009, overseeing the development of its proprietary aerostat and drone products. Mr. Hess has also been a principle in Aerial Products Corp., an aerial surveillance solutions provider. As an IT executive at Fortune 250 companies, Mr. Hess has performed lead roles in software development, application architecture, mission-critical infrastructure, and multi-million dollar project sponsorship and oversight. Mr. Hess continues to leverage his background and education in computer science, having attended the Harvard Business School residence PMD program to further his strong track record of technology innovation and financial management. Mr. Hess brings his unique talents to the design, manufacturing and support of the Company's solutions. Mr. Hess is married to Felicia Hess. Mr. Hess’s technology industry experience qualifies him to serve on the board of directors.

Wayne Jackson, 86, was appointed our Chairman of the Board of Directors upon closing of the Share Exchange on June 3, 2014. General Jackson (Ret.) served as a Director of World Surveillance Group Inc., a developer of lighter-than-air aerostats and unmanned aerial systems from April 2009 until February 6, 2015. General Jackson had a 37-year career with the United States Army, Air Force and Navy, retiring from active duty in 1984. During his military career, General Jackson served in various overseas theaters of operations and in a variety of assignments. He commanded Aviation, Civil Affairs, Infantry, Military Intelligence, Signal Corps and Special Forces units, as well as holding two General Office Commands and a position as the Director of Counterintelligence and Security, Headquarters Department of the Army. In addition, General Jackson also served as Chief, Division of Probation Administrative Office of the United States Court, Washington, D.C. General Jackson has been awarded the Parachute Badge, the Expert Infantry Badge and the Master Aviator Badge. His decorations include the Distinguished Service Medal, the Meritorious Service Medal, the Army Commendation Medal and several other military awards and decorations. General Jackson has remained an active member of the defense and intelligence communities and contributes military experience relevant to our products and target customers. For these reasons, we believe General Jackson has the requisite set of skills and experience to serve as a valuable member of our board of directors and its committees on which he serves.

Michael Haas, 30, Michael Haas served as our interim President from April 17, 2014 until June 3, 2014 and has served as a member of our Board of Directors since April 17, 2014. Since April 2010, Mr. Haas has been the Assistant Vice President of Morningstar, Inc., in Horsham, Pennsylvania. Between 2007 and 2010, Mr. Haas was an Associate at KPMG, LLP in Philadelphia, Pennsylvania. Mr. Haas received his Bachelor of Science Degree in Finance from Villanova University in 2007. Mr. Haas was chosen to be a member of our Board of Directors based on his general corporate knowledge and experience.

Michael Flynn, 58, was appointed our Vice Chairman and one of our directors on April 27, 2016. Lt. General Flynn (Ret.) served in the United States Army for more than 33 years. His career includes serving as the Director of the Defense Intelligence Agency, Commander of the Joint Functional Component Command for Intelligence, Surveillance and Reconnaissance, and Chair of the Military Intelligence Board. Earlier, he served as Assistant Director of National Intelligence. He has also served in a number of operational roles, with numerous combat arms, conventional and special operations senior intelligence assignments and also served as the senior intelligence officer for the Joint Special Operations Command. Lt. General Flynn is a published author, speaker, and media personality, with numerous articles, OPEDs, and interviews appearing in various U.S. and international media outlets. Lt. General Flynn graduated from the University of Rhode Island with a Bachelor of Science degree in management science in 1981 and was commissioned a distinguished military graduate through the Reserve Officers' Training Corps. He also holds three master's degrees and two honorary doctorates. General Flynn has the requisite set of skills and experience in military and government service to serve as a valuable member of our board of directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

VOTE REQUIRED

Under applicable Nevada law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the Voting Shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADOPTION OF THE 2015 PLAN AND THE PLAN AMENDMENTS – PROPOSAL 2

General

At the annual meeting, our shareholders will be asked to approve the adoption of our 2015 Equity Incentive Plan (the “2015 Plan”) and an amendment to (i) increase the number of shares of our common stock which may be granted under the plan from 250,000 to 883,000 and (ii) reduce the automatic increase in the share limit provided for in Section 7.1(b) of the 2015 Plan from 20% to 10% with such amount rounded down to the nearest 1,000 shares (collectively, the “Plan Amendment”). The 2015 Plan was adopted, subject to shareholder approval, on September 4, 2015 by the board of directors. Currently, 250,000 shares of our common stock are authorized to be issued under the 2015 Plan. As of October 17, 2016, an aggregate of 235,000 shares of our common stock have been granted in the form of stock incentives, limiting additional grants under the 2015 Plan to an aggregate of 15,000 shares. The Plan Amendment was adopted, subject to shareholder approval, on September 26, 2016 by the board of directors. The 2015 Plan and the Plan Amendment are hereinafter referred to as the “Amended 2015 Plan”.

The board of directors believe that it is in our best interest to adopt the 2015 Plan and increase the maximum number of shares of common stock available for grant under the 2015 Plan so as to maintain its purpose, which is to is to promote our success and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

In making the recommendation of an increase in the size of the 2015 Plan, we note that we have not committed to award any shares of our common stock under the 2015 Plan other than the 235,000 shares previously awarded. Following our June 3, 2014 acquisition of Drove Aviation Corp., we plan to expand our commercial-grade electric tethered drone business. Consequently, based on our future plans, we believe there are an insufficient number of shares available under the 2015 Plan to fulfill our expected future needs. Absent an increase in shares available under the 2015 Plan, it will be very difficult to attract, retain and motivate employees without a significant increase in cash compensation to bring their compensation up to market-competitive levels. Accordingly, on September 26, 2016, our board of directors adopted, subject to shareholder approval, the Plan Amendment.

New Plan Benefits

Awards under the Amended 2015 Plan, are subject to the discretion of our board of directors, and, no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the 2015 Plan if the 2015 Plan and the Plan Amendment are approved by our Shareholders. Therefore, it is not possible to determine the future benefits that will be received by participants under the 2015 Plan.

Summary of the 2015 Equity Incentive Plan and the Plan Amendment

The following summary of the 2015 Plan and the Plan Amendment is not intended to be complete and is qualified in its entirety by reference to the 2015 Plan and the Plan Amendment, and proposed to the shareholders for approval, which are attached as Annex “A” to this Proxy Statement.

Shares Subject to the Amended 2015 Plan

The aggregate number of shares available for issuance under the Amended 2015 Plan, if approved by our shareholders, may not exceed 883,000 shares of our common stock. Should any award granted under the Amended 2015 Plan expire or become unexercisable for any reason without having been exercised in full, the shares subject to the portion of the option not so exercised or awarded will become available for subsequent stock awards or option grants.

Administration and Eligibility. Awards to be made under the Amended 2015 Plan will be limited to our officers, employees, or consultants who render bona fide services to our company. The recipient of any grant under the Amended 2015 Plan, and the amount and terms of a specific grant, will be determined by our Board of Directors or one or more committees appointed by the Board to administer all or certain aspects of this Plan (the “Plan Administrator”). If the Amended 2015 Plan is not approved at the annual meeting, the board of directors will terminate the plan. The Amended 2015 Plan will be administered by the Plan Administrator. All other questions relating to the administration of the Amended 2015 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Plan Administrator.

Type of Benefits. Awards under the Amended 2015 Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) RSUs (each as described in the Amended 2015 Plan, and collectively, the "Awards"). Stock Awards, Performance Awards, and RSUs may, as determined by the Plan Administrator in its discretion, constitute Performance-Based Awards, as described in Section 11 of the Amended 2015 Plan. Awards shall be evidenced by agreements (which need not be identical) in such forms as the Plan Administrator may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Amended 2015 Plan and any such agreements, the provisions of the Amended 2015 Plan shall prevail. Awards may be granted singly, in combination, or in tandem as determined by the Plan Administrator.

Stock Options. Under the Amended 2015 Plan, the Plan Administrator may grant awards in the form of options to purchase shares of Common Stock. Options may either be incentive stock options ("ISOs"), qualifying for special tax treatment, or non-qualified options. The Plan Administrator will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise (but in no event later than ten years after the date of grant) and vesting, and the exercise price per share of stock subject to the option; however, the exercise price shall not be less than 100% of the fair market value of the Common Stock as reflected by the closing price of the Common Stock on the date the stock option is granted (the "Fair Market Value"). The exercise price may be paid in cash or, in the discretion of the Plan Administrator, by the delivery of shares of our Common Stock then owned by the participant, or by delivery to us of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares for which the Option is being exercised, and (y) irrevocable instructions to such broker to sell such shares for which the Option is being exercised, and promptly deliver to us the portion of the proceeds equal to the Option exercise price and any amount necessary to satisfy our obligation for withholding taxes, or any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by the Participant for at least six months. The Plan Administrator may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Amended 2015 Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant, providing us with a notarized statement attesting to the number of shares owned, where upon verification by us, we would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option or by us retaining from the shares of Common Stock to be delivered upon the exercise of the Stock Option that number of shares having a Fair Market Value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the Stock Option.

In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of our capital stock (or any subsidiary or parent corporation) representing 10% or more of our voting power (or any subsidiary or parent corporation) will be in an amount that the Plan Administrator determines, in its good faith judgment, to be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted.

Options granted under the Amended 2015 Plan are exercisable at such times, in such amounts and during such period or periods as the Plan Administrator may determine at the date the option is granted, which period or periods may not be less than 3 months nor more than 10 years, at the discretion of the Plan Administrator and, in the case of a person who at the date of grant owns our capital stock (or the capital stock of any subsidiary or parent corporation) representing 10% or more of our voting power (or the voting power of any subsidiary or parent corporation), not more than five years from the date of grant. Except as otherwise provided under the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that the aggregate fair market value of shares subject to ISOs (under any of our plans or the plans of any subsidiary or parent corporation) exercisable for the first time in any calendar year exceeds $100,000, such excess will be treated as NSOs (as defined below).

Stock Appreciation Rights (SARs). The Amended 2015 Plan authorizes the Plan Administrator to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall not be greater than the Fair Market Value), of a specified number of shares of Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the committee. Each SAR shall be subject to such terms and conditions as the Plan Administrator shall impose from time to time.

Stock Awards. The Plan Administrator may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Plan Administrator determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

Performance Awards. The Amended 2015 Plan allows for the grant of performance awards which may take the form of shares of Common Stock or stock units, or any combination thereof and which may constitute Performance- based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Plan Administrator of certain performance targets. The length of the performance period, the performance targets to be achieved and the measure of whether and to what degree such targets have been achieved will be determined by the Plan Administrator. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Plan Administrator. The participant may elect to defer, or the Plan Administrator may require the deferral of, the receipt of performance awards upon such terms as the Plan Administrator deems appropriate.

Restricted Shares. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Amended 2015 Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

Restricted Share Units. The Plan Administrator may, in its discretion, grant a Restricted Share Unit (“RSU”) to participants, which may constitute Performance-Based Awards and which may be entitled to a Dividend Equivalent Right. A "RSU" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a RSU. The Plan Administrator determines the criteria for the vesting of RSUs and whether a participant granted a RSU shall be entitled to Dividend Equivalent Rights (as defined in the Amended 2015 Plan). Upon vesting of a RSU, unless the Plan Administrator has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the RSUs will be distributed to the participant (unless the Plan Administrator provides for the payment of the RSUs in cash, or partly in cash and partly in shares of Common Stock, equal to the value of the shares of Common Stock which would otherwise be distributed to the participant).

Cash Awards. The Administrator may, from time to time, subject to the provisions of the Amended 2015 Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted). Cash awards shall be awarded in such amount and at such times during the term of the Amended 2015 Plan as the Administrator shall determine.

Other Awards. The other types of awards that may be granted under the Amended 2015 Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

Section 162(m) Performance-Based Awards. Any Awards, options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the business criteria for the Company on a consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Award shall be subject to these requirements in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Other Terms of Benefits. The Amended 2015 Plan provides that Awards shall not be transferable other than by will or the laws of descent and distribution. The Plan Administrator shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, other than with respect to incentive stock options, the Plan Administrator may permit the transferability of an award by a participant to members of the participant's immediate family or trusts for the benefit of such person or family partnerships.

Upon the grant of any Award under the Amended 2015 Plan, the Plan Administrator may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Award as are not inconsistent with the Amended 2015 Plan. The Plan Administrator reserves the right to amend, suspend or terminate the Amended 2015 Plan at any time, subject to the rights of participants with respect to any outstanding Awards. No Amendment of the Amended 2015 Plan may be made without approval of our shareholders if the amendment will: (i) disqualify any ISOs granted under the Amended 2015 Plan; (ii) increase the total number of shares which may be issued under the Amended 2015 Plan; (iii) increase the maximum number of shares with respect to stock options, SARs and other Awards that may be granted to any individual under the Amended 2015 Plan; (iv) change the types of factors on which Performance-Based Awards are to be based under the Amended 2015 Plan; or (v) modify the requirements as to eligibility for participation in the Amended 2015 Plan.

The Amended 2015 Plan contains provisions for equitable adjustment of Awards in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to our shareholders. The Amended 2015 Plan contains provisions for the acceleration of exercisability or vesting of Awards in the event of a "change in control" (as defined in Section 280G of the Code) of our company, including the cash settlement of such Awards.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2015 EQUITY INCENTIVE PLAN

Certain Federal Income Tax Consequences. The statements in the following paragraphs of the principal federal income tax consequences of Awards under the Amended 2015 Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options. ISOs granted under the Amended 2015 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by us from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sale proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

We will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights. Non- qualified stock options ("NSOs") granted under the Amended 2015 Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months (the "Deferral Period")) for any individual who is an officer or director of our company or a beneficial owner of more than ten percent (10%) of any class of our equity securities. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, we may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to us in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash and we likewise generally will be entitled to an equivalent tax deduction.

Other Awards. With respect to other Awards under the Amended 2015 Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

With respect to Awards under the Amended 2015 Plan that are settled in shares of Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture -- absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") -- an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the Amended 2015 Plan, will be subject to both wage withholding and other employment taxes.

We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents. To the extent Awards under the Amended 2015 Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Amended 2015 Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change in control" of our company, including payments under the Amended 2015 Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to us and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations On Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met.

VOTE REQUIRED

The affirmative vote of a majority of the Voting Shares present at the Annual Meeting will be required for the approval of this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN AND THE PLAN AMENDMENT.

RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP – PROPOSAL 3

The Board of Directors has appointed MaloneBailey as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016. Although shareholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of MaloneBailey to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Board of Directors will reconsider the selection, although the Board of Directors will not be required to select a different independent auditor for our company.

Audit Fees. Audit fees consist of fees billed for services associated with the annual audit and reviews of our quarterly reports on Form 10-Q and our statutory and regulatory filings. For the year ended December 31, 2015, the fees for audit services totaled approximately $45,000. For the year ended December 31, 2014, the fees for audit services totaled approximately $32,500.

Audit-Related Fees. We incurred fees to our independent auditors of $0 and $0 for audit-related fees during the fiscal years ended December 31, 2015 and 2014, respectively.

Tax Fees. We incurred fees to our independent auditors of $0 and $0 for tax fees during the fiscal years ended December 31, 2015 and 2014, respectively.

All Other Fees. We incurred no other fees to our independent auditors during the fiscal years ended December 31, 2015 and 2014, respectively.

VOTE REQUIRED

The affirmative vote of a majority of the Voting Shares present at the Annual Meeting will be required for the approval of this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF MALONEBAILEY LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF DRONE AVIATION HOLDING CORP.

ADJOURNMENT – PROPOSAL 4

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or any adjournment or postponement of the Annual Meeting to approve any of the other proposals.

If at the Annual Meeting the number of shares of our Voting Capital present or represented by proxy and voting in favor of a proposal is insufficient to approve such proposal, then our Board of Directors may hold a vote on each proposal that has garnered sufficient votes, if any, and then move to adjourn the Annual Meeting as to the remaining proposals in order to solicit additional proxies in favor of those remaining proposals.

Alternatively, even if there are sufficient shares of our Voting Capital present or represented by proxy voting in favor of all of the proposals, our Board of Directors may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Annual Meeting to a later date and time. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not any other proposal.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Annual Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

VOTE REQUIRED

The affirmative vote of a majority of the Voting Shares present at the Annual Meeting will be required for the approval of this Proposal 4.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY OR APPROPRIATE IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER BUSINESS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokerage firms or other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple Drone Aviation shareholders sharing the same address. Drone Aviation will promptly deliver a separate copy of this proxy statement to you if you direct your request to Corporate Secretary, Drone Aviation Holding Corp., 11651 Central Parkway, #118, Jacksonville, FL 32224, or call (904) 834-4400. If you want to receive separate copies of a proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact Drone Aviation at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

Drone Aviation files annual and quarterly reports and other information with the SEC. You may read and copy any documents filed by Drone Aviation at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Drone Aviation files with the SEC by going to www.droneaviationcorp.com under the page Investors-SEC Filings. The SEC filings, other than this proxy statement and the documents incorporated by reference is and are not part of this proxy statement and is not incorporated by reference.

DRONE AVIATION HOLDING CORP.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Drone Aviation Holding Corp. (the “Company”) hereby revokes all previously granted proxies and appoints Kendall Carpenter as their attorney, agent and proxy, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of Common Stock of the undersigned at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at the offices of Holland & Knight, 50 North Laura Street, Suite 3900, Jacksonville FL 32202, on Tuesday, December 6, 2016, at 9:00 a.m., local time on December 6, 2016, and at any and all postponements or adjournments thereof.

1.	Election of Directors

☐ FOR ALL	☐ FOR ALL EXCEPT* [ ]	☐ WITHHOLD AUTHORITY FOR ALL

01	Jay H. Nussbaum	02	Kevin Hess	03	Gen. Wayne Jackson	04	Michael Haas	05	Lt. Gen. Michael T. Flynn (Ret.)

*NOTE: To withhold authority to vote for any individual, mark the FOR ALL EXCEPT box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing individuals is withheld, this proxy will be deemed to confer authority to vote for every individual whose number is not so listed.

2.	Approval of the 2015 Equity Incentive Plan and the Plan Amendment.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of MaloneBailey LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2016

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of the Adjournment of the Annual Meeting If Necessary or Appropriate, Including to Solicit Additional Proxies in the Event that there are not Sufficient Votes at the Time of the Annual Meeting or Adjournment or Postponement Thereof to Approve Any of the Foregoing Proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy revokes any proxy to vote such shares at the Annual Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

DATED: __________, 2016	(Name)

(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO EQUITY STOCK TRANSFER ATTN: PROXY SERVICES AT 237 W 37TH STREET, SUITE 601, NEW YORK, NY 10018.

You may also submit your proxy facsimile to 1-646-201-9006 or vote electronically on the Internet by going to proxyvote.equitystock.com and entering your Control ID. YOU MAY VOTE ONLINE UNITL 11:59 PM EASTERN TIME OCTOBER 5, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 6, 2016. The proxy statement and annual report to security holders are available at www.equitystock.com.

Annex A

DRONE AVIATION HOLDING CORP.

2015 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

1.1 The purpose of this 2015 Equity Incentive Plan (this “Plan”) of Drone Aviation Holding Corp., a Nevada corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

2.1 The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) a consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 78.200 of the Nevada Revised Statutes and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive awards under this Plan;

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(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 8.6 and the applicable requirements of Code Section 162(m) and treasury regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any stock option or stock appreciation right or other award granted under this Plan, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

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4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan may not exceed 10,000,000 shares of Common Stock (the “Share Limit”).

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4.3. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the Plan. The foregoing adjustments to the Share Limit of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

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5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement (the “base price”). The maximum term of a SAR shall be ten (10) years.

5.1.4 Restricted Shares.

(a) Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

(b) Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse

(c) Dividends and Splits. As a condition to the grant of an award of restricted stock, subject to applicable law, the Administrator may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Administrator, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

5.1.5 Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one Common Share. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

            (c) Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

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5.1.6 Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria or awards granted consistent with Section 5.2 below). Cash awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following: (1) earnings per share, (2) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities), (3) total stockholder return, (4) price per share of Common Stock, (5) gross revenue, (6) revenue growth, (7) operating income (before or after taxes), (8) net earnings (before or after interest, taxes, depreciation and/or amortization), (9) return on equity, (10) capital employed, or on assets or on net investment, (11) cost containment or reduction, (12) cash cost per ounce of production, (13) operating margin, (14) debt reduction, (15) resource amounts, (16) production or production growth, (17) resource replacement or resource growth, (18) successful completion of financings, or (19) any combination of the foregoing. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

5.2.3 Form of Payment. Grants or awards intended to qualify under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

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5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan (the “162(m) Term”).

5.2.7 Compensation Limitations. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person during the term of this Plan pursuant to Qualifying Options and Qualifying SARs may not exceed the Share Limit. The maximum aggregate number of shares of Common Stock that may be issued to any Eligible Person pursuant to Performance-Based Awards granted during the 162(m) Term (other than cash awards granted pursuant to Section 5.1.6 and Qualifying Options or Qualifying SARs) may not exceed the Share Limit. The maximum amount that may be paid to any Eligible Person pursuant to Performance-Based Awards granted pursuant to Sections 5.1.6 (cash awards) during the 162(m) Term may not exceed $1,000,000.

5.3 Award Agreements. Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such award;

●	cash, check payable to the order of the Corporation, or electronic funds transfer;

●	notice and third party payment in such manner as may be authorized by the Administrator;

●	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

●	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

●	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash payment to the Corporation.

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5.6 Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) subject to any applicable limitations on ISOs, if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

5.9 Vesting. Subject to Section 5.1.2 hereof, awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant; provided, however, that in the absence of any award vesting periods designated by the Administrator at the time of grant in the applicable award agreement, awards shall vest as to one-third of the total number of shares subject to the award on each of the first, second and third anniversaries of the date of grant.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 Termination of Employment.

6.1.1 The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2 For awards of stock options or SARs, unless the award agreement provides otherwise, the exercise period of such options or SARs shall expire: (1) three months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the participant’s death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award agreement), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon a participant’s termination for “cause”. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause.”

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If not defined in the applicable award agreement, “Cause” shall mean:

(i) conviction of a felony or a crime involving fraud or moral turpitude; or

(ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs participant’s ability to perform appropriate employment duties for the Corporation; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Corporation after a Change in Control , including violation of a non-competition or confidentiality agreement; or

(iv) willful failure to follow lawful instructions of the person or body to which participant reports; or

(v) gross negligence or willful misconduct in the performance of participant’s assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of participant’s job objectives.

6.1.3 For awards of restricted shares, unless the award agreement provides otherwise, restricted shares that are subject to restrictions at the time that a participant whose employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1 Adjustments. (a) Upon or in contemplation of any of the following events described in this Section 7.1,: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, arrangement, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the number of shares provided for in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, and (5) the 162(m) compensation limitations set forth in Section 5.2.7 and (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)). Any adjustment made pursuant to this Section 7.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

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(b) Notwithstanding the foregoing, on each Calculation Date commencing on January 1, 2016, the aggregate number of shares of Common Stock that are available for issuance shall automatically be increased by such number of shares as is equal to the number of shares sufficient to cause the Share Limit to equal twenty percent (20%) of the issued and outstanding Common Stock of the Corporation at such time, provided, however, that if on any Calculation Date the number of shares equal twenty percent (20%) of our total issued and outstanding Common Stock is less than the number of shares of Common Stock available for issuance under the Plan, no change will be made to the aggregate number of shares of Common Stock issuable under the Plan for that year (such that the aggregate number of shares of Common Stock available for issuance under the Plan will never decrease). “Calculation Date” means January 1st of each year during the term of the Plan.

7.2 Change in Control. Upon a Change in Control, each then-outstanding option and SAR shall automatically become fully vested, all restricted shares then outstanding shall automatically fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall automatically become vested and payable to the holder of such award unless the Administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the Change in Control. Notwithstanding the foregoing, the Administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a Change In Control (or upon any other event or other circumstance related to the Change in Control, such as an involuntary termination of employment occurring after such Change in Control, as the Administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the Change in Control.

For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Corporation, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(ii) the Corporation shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates;

(iii) the Corporation shall sell substantially all of its assets to another entity that is not wholly owned by the Corporation, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to such transaction), any employee benefit plan of the Corporation or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Corporation (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Corporation or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a Person must acquire more than 50% of the outstanding voting securities of the Corporation for a Change in Control to have occurred if the Administrator determines that the percentage acquired by a person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Corporation within the meaning of Section 409A of the Code.

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7.3 Early Termination of Awards. Any award that has been accelerated as required or permitted by Section 7.2 upon a Change in Control (or would have been so accelerated but for Section 7.4 or 7.5) shall terminate upon such event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

The Administrator may make provision for payment in cash or property (or both) in respect of awards terminated pursuant to this section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

7.4 Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to the acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, and/or 7.5 by express provision in the award agreement or otherwise. The portion of any ISO accelerated pursuant to Section 7.2 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5 Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

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8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date and Termination. This Plan was approved by the Board and became effective on September 4, 2015. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on September 4, 2025. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Nevada.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

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8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Sections 5.1.4 through 5.1.7 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c) Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Company nor the Administrator will have any liability to any participant for such tax or penalty.

(d) No Guarantee of Favorable Tax Treatment. Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

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8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14 Prohibition on Repricing. Subject to Section 4, the Administrator shall not, without the approval of the stockholders of the Corporation (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock.

As adopted by the Board of Directors of Drone Aviation Holding Corp. on September 4, 2015

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2015 EQUITY INCENTIVE PLAN AMENDMENT

THIS AMENDMENT TO THE 2015 EQUITY INCENTIVE PLAN OF DRONE AVIATION HOLDING CORP. (the “Amendment”) is made effective as of September 26, 2016 as approved by the Board of Directors of Drone Aviation Holding Corp., a Nevada corporation (the “Company”).

BACKGROUND

A. The Company adopted the 2015 Equity Incentive Plan on September 4, 2015 (the "Plan"); and

B.  The Board of Directors of the Company (the “Board”) desire to amend certain parts of the Plan as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Plan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

1.           Section 4.2 of the Plan is hereby amended by deleting the existing Section 4.2 and replacing it with the following:

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan may not exceed 883,000 shares of Common Stock (the “Share Limit”).

2.           Section 7.1(b) of the Plan is hereby amended by deleting the existing Section 7.1(b) and replacing it with the following:

7.1(b). Notwithstanding the foregoing, on each Calculation Date commencing on January 1, 2016, the aggregate number of shares of Common Stock that are available for issuance shall automatically be increased by such number of shares as is equal to the number of shares sufficient to cause the Share Limit to equal ten percent (10%) of the issued and outstanding Common Stock of the Corporation at such time, with such amount rounded down to the nearest 1,000 shares, provided, however, that if on any Calculation Date the number of shares equal ten percent (10%) of our total issued and outstanding Common Stock with such amount rounded down to the nearest 1,000 shares is less than the number of shares of Common Stock available for issuance under the Plan, no change will be made to the aggregate number of shares of Common Stock issuable under the Plan for that year (such that the aggregate number of shares of Common Stock available for issuance under the Plan will never decrease). “Calculation Date” means January 1st of each year during the term of the Plan.

3.           This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Plan as of the date of this Amendment. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Plan unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Plan which are not in conflict with the terms of this Amendment shall remain in full force and effect.

As adopted by the Board of Directors of Drone Aviation Holding Corp. on September 26, 2016

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